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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                     1934

       Date of Report (Date of earliest event reported): August 19, 1999

                        Commission File Number 0-29024

                                 BENTHOS, INC.
               -------------------------------------------------
              (Exact name of registrant as specified in charter).

          Massachusetts                                04-2381876
--------------------------------             ------------------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                    Identification No.)

                               49 Edgerton Drive
                     North Falmouth, Massachusetts  02556
                     ------------------------------------
                   (Address of principal executive offices,
                              including zip code)

       Registrant's telephone number, including area code: (508) 563-1000
                                                           --------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On August 19, 1999, the Registrant purchased substantially all of the assets of Datasonics, Inc., a Massachusetts corporation, pursuant to an Asset Purchase Agreement dated as of August 18, 1999. The assets purchased by the Registrant consist of all of the assets used in the conduct of Datasonics' business, including cash, accounts receivable, inventory, machinery, equipment, other personal property, leases, contracts and intellectual property, with certain exceptions described in the Asset Purchase Agreement.

     The consideration for the acquisition was approximately $6.65 million in cash, plus the assumption of certain liabilities of Datasonics estimated at $1.1 million. The purchase price is subject to adjustment primarily depending upon the determination of the "net asset value" of the acquired assets and the assumed liabilities within 60 days following the closing as described in the Asset Purchase Agreement. In determining the purchase price, the Registrant and its advisors took into consideration the combined companies' historical financial information, forecasted financial statements, internal financial analyses (including forecasts of certain cost savings, operating efficiencies, revenue prospects and potential financial and operational synergies), as well as comparative information of other publicly traded and private companies and the financial terms of certain business combinations in similar lines of business.

     To the knowledge of the Registrant, there is no material relationship between Datasonics and the Registrant or any of its affiliates, any director or officer of
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the Registrant, or any associate of any such director or officer.

     The Registrant financed $5.5 million of the purchase price through a term loan from Cape Cod Bank and Trust Company and the balance from available cash resources.

     Datasonics is a supplier of underwater acoustic products, including side scan sonar systems, acoustic relocation devices, and high-speed underwater acoustic modems and data telemetry systems. The assets acquired will continue to be used in that business by the Registrant.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a) The financial statements required by this item will be filed by amendment no later than 60 days after the date this report is required to be filed. The Registrant expects to file such information on or before November 1, 1999.

          (b) The pro forma financial information required by this item will be filed by amendment no later than 60 days after the date this report is required to be filed. The Registrant expects to file such information on or before November 1, 1999.

          (c) The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:

               2.1 Asset Purchase Agreement among Benthos, Inc., Datasonics, Inc. and William L. Dalton and David W. Porta, dated August 18, 1999.

     In accordance with Item 601 of Regulation S-B, the schedules and attachments to said agreement are omitted. Said schedules and attachments are listed in the table of contents to said agreement and will be provided to the Commission upon request.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BENTHOS, INC.



                                    By /s/ Francis E. Dunne, Jr.
                                       --------------------------------
                                         Francis E. Dunne, Jr.,
                                          Chief Financial Officer and
                                          Treasurer



August 27, 1999